                                                                    EXHIBIT 99.3

                              ENERGY PARTNERS, LTD.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


         On January 20, 2005, Energy Partners, Ltd. (the Company or EPL) closed the acquisition of properties and reserves onshore in south Louisiana (the Acquired Properties) from Castex Energy 1995, L.P. and Castex Energy, Inc. (Castex) for $146.0 million in cash, after adjustments for the exercise of preferential rights by third parties and preliminary closing adjustments. The properties acquired include nine fields, four of which were producing at the time of the closing through 14 wells, with estimated proved reserves of approximately 51.2 Bcfe. Also included were interests in 22 exploratory prospects scheduled to be drilled in 2005.

         The following unaudited pro forma condensed consolidated financial information has been prepared by management utilizing the Company's historical consolidated financial statements and the historical statement of revenues and direct operating expenses of the Acquired Properties for the year ended December 31, 2004 with respect to the operating data and as of December 31, 2004 with respect to the balance sheet data. The unaudited pro forma condensed consolidated statement of operations gives effect to the acquisition of the Acquired Properties as if the transaction had occurred on January 1, 2004. The transaction and the related adjustments are described in the accompanying notes.

         The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only, and does not purport to be indicative of the results that would actually have occurred if the transaction described had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements. The following unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company's historical consolidated financial statements and the notes thereto and the combined statement of revenues and direct operating expenses of certain oil and natural gas properties acquired and the notes thereto. The unaudited pro forma condensed consolidated financial information, in the opinion of management, reflects all adjustments necessary to present fairly the date for the period presented.

                              ENERGY PARTNERS, LTD.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2004
                                 (IN THOUSANDS)



                                                                                        ACQUIRED
                                                                          EPL          PROPERTIES       PRO FORMA
                                                                       HISTORICAL      HISTORICAL      ADJUSTMENTS      PRO FORMA
                                                                       ----------      ----------      -----------      ---------
                                                                                ASSETS
Current assets:
  Cash and cash equivalents .....................................     $    93,537      $        -- (a)     (86,007)   $       7,530
  Accounts receivable ...........................................          64,941               --                           64,941
  Other current assets ..........................................           4,191               --                            4,191
                                                                      -----------      -----------                    -------------
    Total current assets ........................................         162,669               --                           76,662
Property and equipment ..........................................         769,331               -- (a)     146,281          915,612
Less accumulated depreciation, depletion and amortization .......        (304,997)              --                         (304,997)
                                                                      -----------      -----------                    -------------
    Net property and equipment ..................................         464,334               --                          610,615
Other assets ....................................................          20,675               --                           20,675
                                                                      -----------      -----------                    -------------
                                                                      $   647,678      $        --                    $     707,952
                                                                      ===========      ===========                    =============

                                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses...........................    $    80,642      $        --                    $      80,642
  Fair value of commodity derivative instruments .................          1,749               --                            1,749
  Current maturities of long-term debt ...........................            108               --                              108
                                                                      -----------      -----------                    -------------
    Total current liabilities ....................................         82,499               --                           82,499
Long-term debt ...................................................        150,109               -- (a)      60,000          210,109
Asset retirement obligation ......................................         45,064               -- (a)         274           45,338
Other ............................................................         54,957               --                           54,957

Stockholders' equity:
  Preferred stock ................................................         33,504               --                           33,504
  Common stock ...................................................            367               --                              367
  Additional paid-in capital .....................................        296,460               --                          296,460
  Accumulated other comprehensive loss ...........................         (1,119)              --                           (1,119)
  Retained earnings ..............................................         43,215               --                           43,215
  Treasury stock .................................................        (57,378)              --                          (57,378)
                                                                      -----------      -----------                    -------------
    Total stockholders' equity ...................................        315,049               --                          315,049
                                                                      -----------      -----------                    -------------
                                                                      $   647,678      $        --                    $     707,952
                                                                      ===========      ===========                    =============

                              ENERGY PARTNERS, LTD.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2004
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                         ACQUIRED
                                                                           EPL          PROPERTIES    PRO FORMA
                                                                        HISTORICAL      HISTORICAL   ADJUSTMENTS      PRO FORMA
                                                                       -----------      -----------  -----------     -----------
Revenue:
  Oil and natural gas ............................................     $   294,531      $    20,203                  $   314,734
  Other ..........................................................             679               --                          679
                                                                       -----------      -----------                  -----------
                                                                           295,210           20,203                      315,413
Costs and expenses:
  Lease operating expenses .......................................          40,617            2,487                       43,104
  Taxes, other than on earnings ..................................           9,263              800                       10,063
  Exploration expenditures .......................................          35,935               --                       35,935
  Depreciation, depletion and amortization .......................          92,353               -- (b)    8,497         100,850
  General and administrative .....................................          30,974               --                       30,974
                                                                       -----------      -----------                  -----------
    Total costs and expenses .....................................         209,142            3,287                      220,926
                                                                       -----------      -----------                  -----------

Income from operations ...........................................          86,068           16,916                       94,487
                                                                       -----------      -----------                  -----------

Other income (expense):
    Interest income ..............................................           1,219               --                        1,219
    Interest expense .............................................         (14,355)              -- (c)   (1,287)        (15,642)
                                                                       -----------      -----------                  -----------
                                                                           (13,136)              --                      (14,423)
                                                                       -----------      -----------                  -----------

           Income before income taxes ............................          72,932           16,916                       80,064
Income taxes .....................................................         (26,516)              -- (d)   (2,307)        (28,823)
                                                                       -----------      -----------                  -----------
           Net income ............................................          46,416           16,916                       51,241
                                                                       -----------      -----------                  -----------

Less dividends on preferred stock
   and accretion .................................................          (3,399)              --                       (3,399)
                                                                       -----------      -----------                  -----------
          Net income available to common stockholders ............     $    43,017      $    16,916                  $    47,842
                                                                       ===========      ===========                  ===========

Basic earnings per share .........................................     $      1.31                                   $      1.46
                                                                       ===========                                   ===========

Diluted earnings per share .......................................     $      1.20                                   $      1.33
                                                                       ===========                                   ===========

Weighted average common shares used in Computing income per share:

       Basic .....................................................          32,861                                        32,861

       Incremental common shares .................................           5,788                                         5,788
                                                                       -----------                                   -----------
       Diluted ...................................................          38,649                                        38,649
                                                                       ===========                                   ===========

                              ENERGY PARTNERS, LTD.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


1. PRO FORMA ADJUSTMENTS

         The unaudited pro forma condensed consolidated financial information has been adjusted to reflect the following:

              a. The fair value of the Acquired Properties based on a preliminary purchase price of $146.0 million before final closing adjustments. The purchase price was funded using borrowings of $60.0 million from the Company's bank credit facility and the remainder was from cash on hand. In addition, this entry reflects the present value of asset retirement obligations assumed and a corresponding asset of approximately $274,000;

              b. Incremental depreciation, depletion, and amortization expense of $8.5 million, using the units-of-production method, resulting from the acquisition of the Acquired Properties including accretion expense related to the asset retirement obligation on the Acquired Properties of $20,616;

              c. Interest expense associated with debt of $60.0 million incurred under the Company's bank credit facility to fund the purchase price before consideration of final closing adjustments. The applicable average interest rate on the bank credit facility was approximately 2.15%;

              d.   A pro forma income tax provision, assuming a 36% rate.


2. SUPPLEMENTAL PRO FORMA INFORMATION ON OIL AND NATURAL GAS OPERATIONS -- (UNAUDITED)

         The following pro forma supplemental information concerning the Company's proved oil and natural gas reserves is presented pursuant to the disclosure requirements of Statement of Financial Accounting Standards No. 69 "Disclosures About Oil and Gas Producing Activities." The following tables set forth the changes in the net quantities of oil and natural gas reserves of the Company and the Acquired Properties and the combined reserves on a pro forma basis giving effect to the acquisition as if it had occurred on January 1, 2004. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact:

PROVED OIL AND NATURAL GAS RESERVES

                                                                        CRUDE OIL (Mbbls)
                                                                              ACQUIRED
                                                                EPL          PROPERTIES    PRO FORMA
                                                               ------        ----------    ---------
                                                                           (IN THOUSANDS)
Proved reserves at January 1, 2004 ....................        27,414            902         28,316
  Extensions, discoveries and other additions .........         3,231            337          3,568
  Revisions ...........................................         1,296             70          1,366
  Production ..........................................        (3,171)          (117)        (3,288)
                                                               ------           ----         ------
Proved reserves at December 31, 2004 ..................        28,770          1,192         29,962
                                                               ======          =====         ======


                                                                        NATURAL GAS (Mmcf)
                                                                              ACQUIRED
                                                                EPL          PROPERTIES    PRO FORMA
                                                               ------        ----------    ---------
                                                                           (IN THOUSANDS)
Proved reserves at January 1, 2004 ....................       134,404         34,674        169,078
  Extensions, discoveries and other additions .........        67,049         12,935         79,984
  Revisions ...........................................       (21,570)          (749)       (22,319)
  Production ..........................................       (30,048)        (2,306)       (32,354)
                                                              -------         ------        -------
Proved reserves at December 31, 2004 ..................       149,835         44,554        194,389
                                                              =======         ======        =======

                              ENERGY PARTNERS, LTD.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED FINANCIAL INFORMATION--(CONTINUED)

         The following table sets forth the components of the changes in the Standardized Measure of discounted future net cash flows from proved oil and natural gas reserves of the Company, the Acquired Properties and on a combined pro forma basis for the year ended December 31, 2004. Cash flows relating to the Acquired Properties are based on our evaluation of reserves and on information provided by Castex. The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used, but should not be viewed as indicative of fair market value. Reference is made to the Company's financial statements for the fiscal year ended December 31, 2004 included in its Form 10-K for a discussion of the assumptions used in preparing the information presented. The December 31, 2004 computation for the Acquired Properties was based on period-end prices of $6.60 per Mcf for natural gas and $42.46 per barrel for crude oil.

         The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves is as follows:

                                                                                                      ACQUIRED
                                                                                       EPL           PROPERTIES        PRO FORMA
                                                                                    -----------      -----------      -----------
                                                                                                    (IN THOUSANDS)
Future cash inflows ..............................................................  $ 2,136,571      $   354,137      $ 2,490,708
  Future production costs ........................................................     (570,552)         (42,990)        (613,542)
  Future development and abandonment costs .......................................     (294,936)         (21,350)        (316,286)
  Future income tax expense ......................................................     (358,421)         (53,426)        (411,847)
                                                                                    -----------      -----------      -----------
Future net cash flows after income taxes .........................................      912,662          236,371        1,149,033
10% annual discount for estimated timing of cash flows ...........................     (244,994)         (73,198)        (318,192)
                                                                                    -----------      -----------      -----------
Standardized measure of discounted future net cash flows .........................  $   667,668      $   163,173      $   830,841
                                                                                    ===========      ===========      ===========


         A summary of the changes in the standardized measure of discounted future net cash flows applicable to proved oil and natural gas reserves is as follows:


                                                                                                      ACQUIRED
                                                                                       EPL           PROPERTIES        PRO FORMA
                                                                                    -----------      -----------      -----------
                                                                                                    (IN THOUSANDS)
As of December 31, 2003 ..........................................................  $   529,415      $   114,235      $   643,650
Sales and transfers of oil and natural gas produced, net of production costs .....     (247,007)         (16,916)        (263,923)
Net changes in prices and production costs .......................................      140,169           18,579          158,748
Extensions, discoveries and improved recoveries, net of future production costs ..      270,223           49,980          320,203
Revision of quantity estimates ...................................................      (50,384)          (1,339)         (51,723)
Previously estimated development costs incurred during the period ................       55,893              376           56,269
Changes in estimated future development costs ....................................       (7,300)           3,670           (3,630)
Changes in production rates (timing) and other ...................................       (8,819)           7,189           (1,630)
Accretion of discount ............................................................       70,124           12,540           82,664
Net change in income taxes .......................................................      (84,646)         (25,141)        (109,787)
                                                                                    -----------      -----------      -----------
Net increase .....................................................................      138,253           48,938          187,191
                                                                                    -----------      -----------      -----------
As of December 31, 2004 ..........................................................  $   667,668      $   163,173      $   830,841
                                                                                    ===========      ===========      ===========